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                                                                   EXHIBIT 10.23

LETTER OF UNDERSTANDING

February 26, 2000

Lucy Day
Chief Financial Officer
Centaur Pharmaceuticals, Inc.
484 Oakmead Parkway
Sunnyvale, CA 94086

Dear Ms. Day:

This letter is to confirm our understanding (the "Understanding") that Centaur Pharmaceuticals, Inc. ("Centaur" or the "Company") desires eMedsecurities, Inc. ("EMED") to act as a selling agent ("Selling Agent") in an offering of the Company's securities (the "Offering") which is being lead managed by Bank Vontobel AG ("Bank Vontobel" or the "Underwriter").

1. As Selling Agent EMED will execute a separate selling agent agreement with Bank Vontobel regarding the Offering (the "Selected Dealers Agreement"). It is understood that Centaur will provide EMED with a list of individuals and/or institutions residing within the United States whom Centaur has previously contacted regarding an investment in the Company (the "Potential Investors"). EMED will contact the Potential Investors designated by Centaur and in the event Potential Investors are interested in participating in the Offering, EMED will assist in facilitating the transaction. EMED will also contact additional domestic institutional investors with the intention of including them in the Company's domestic road show.

2. For acting as Selling Agent Centaur assures that EMED will receive a minimum of $50,000 from its Selling Concession as described in the Selected Dealers Agreement between Bank Vontobel AG and EMED in the event that the offering is successful at its target amount of $12,420,000 (the "Target Amount"). If the gross proceeds of the offering are equal to or are more than the Target Amount and EMED's Selling Concession is less than $50,000, Centaur agrees to pay the differential to reach $50,000. If the offering is smaller in value the minimum EMED will receive will be prorated. In the event that the offering is not consummated due to lack of interest EMED will receive $7,500.

3.  It is Centaur's intention to accept all qualified orders in the Offering.

4. In connection with EMED's activities on the Company's behalf, Centaur will furnish EMED with all information which it may reasonably request and will provide EMED access to the officers, directors, accountants and counsel of Centaur. Centaur and EMED agree that in rendering its services hereunder, EMED shall be solely using and relying on the information provided by the Company as well as publicly available information in discussing the Company. EMED does not assume responsibility for the accuracy or completeness of any information provided by the Company or its advisors. Any advice rendered by EMED pursuant to this agreement may not be disclosed publicly without its prior written consent.
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5.  In addition to any fees that may be payable to EMED hereunder (and regardless of whether the Offering occurs), the Company hereby agrees to reimburse EMED for all reasonable and necessary travel and other out of pocket expenses incurred in performing its services hereunder, including the reasonable fees and expenses of its legal counsel incurred as a direct result of EMED performing its duties hereunder, but excluding any standard costs of registering as a broker or dealer under the laws of any jurisdiction. Such expense shall be submitted on a monthly basis and reimbursed upon receipt. All expenses will be capped at five thousand dollars ($5,000) and any expenses thereafter will be first approved by Centaur.

6. The Company agrees that following the offering, EMED has the right to place advertisements in financial and other newspapers and journals describing its services to the Company hereunder upon review and approval by the Company whose approval should not be unreasonably withheld.

7. EMED will act under this letter agreement as an independent contractor with duties to the Company. Because EMED will be acting on the' Company's behalf in this capacity, it is EMED's practice to receive indemnification. A copy of EMED's standard indemnification form is attached to this letter.

8. EMED and CENTAUR mutually agree that they will not disclose any confidential information received from the other party to others except with the written permission of the other party or as such disclosure may be required by law.

9. This Understanding shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

If you believe this letter represents our mutual understanding, kindly sign and date the enclosed copy of this letter and indemnification form and return it to us.

Very truly yours,

eMedsecurities, Inc.

By:    /s/ Robert W. Naismith, Ph.D.
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     Robert W. Naismith, Ph.D.
     CEO and Chairman

ACCEPTED AND AGREED TO as of the date hereof    2/26/99
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Centaur Pharmaceuticals


By:    /s/ Lucy Day
     -----------------------
     Lucy Day
     Chief Financial Officer